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                                                                     EXHIBIT 5


                                  [LETTERHEAD]

                           FRESHMAN, MARANTZ, ORLANSKI
                                 COOPER & KLEIN
                                    ATTORNEYS

                                 August 25, 1997

MRV Communications, Inc.
8943 Fulbright Avenue
Chatsworth, California 91311

     Re:   MRV Communications, Inc.
           Registration Statement on From S-3
           SEC File No. 333-30035

Ladies and Gentlemen:

We have acted as counsel to MRV Communications, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-3, File No. 333-30035, together with Amendment No. 1 and Amendment No. 2 thereto (collectively, the "Registration Statement"), of the Company, with exhibits as filed in connection therewith and the form of prospectus contained therein, for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 2,932,500 shares (the "Shares") of the Company's common stock, par value $0.0034 (the "Common Stock"), including 550,000 shares which may be purchased from the Selling Stockholders and 382,500 shares which may be purchased from the Company to cover over-allotments, if any. The Shares are being sold to Bear Stearns & Co., Inc. and Volpe Brown Whelan & Company, LLC, as the representatives of the several underwriters (the "Underwriters"), pursuant to an underwriting agreement to be entered into by and among the Company and the Underwriters (the "Underwriting Agreement").

For purposed of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

Based on the foregoing and on all other instruments, documents and matters examined for the rendering of this opinion, it is our opinion that, subject to effectiveness of the


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                                  [LETTERHEAD]

                           FRESHMAN, MARANTZ, ORLANSKI
                                 COOPER & KLEIN
                                A LAW CORPORATION

MRV Communications, Inc.
August 25, 1997
Page 2

Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A of Rule 424 under the Securities Act, being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) upon the sale and issuance of the Shares in the manner referred to in the Registration Statement and in accordance with the terms of the Underwriting Agreement, and upon payment therefor, the Shares will be legally issued, fully paid and non-assessable shares of the Common Stock of the Company.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than the substantive laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We consent to the use of our name under the captioned "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ FRESHMAN, MARANTZ, ORLANSKI,
                                                COOPER & KLEIN

                                       FRESHMAN, MARANTZ, ORLANSKI,
                                                COOPER & KLEIN